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                                                                   EXHIBIT 10.10

                                AMENDMENT NO. 1
                                       TO
                             VASTAR RESOURCES, INC.
                           CAPITAL ACCUMULATION PLAN
                           __________________________

Pursuant to the power of amendment reserved therein, the Vastar Resources, Inc. Capital Accumulation Plan (the "Plan") is hereby amended effective as of the date of the merger of a subsidiary of BP Amoco p.l.c. ("BPA") with and into Atlantic Richfield Company.

1.  Paragraph 1.2 of the Plan is amended to read:

     "1.2  "Administrator" means Vastar Resources, Inc."

2.  Paragraph 1.4 of the Plan is amended to read:

     "1.4  Reserved."

3.  Paragraph 2.6 of the Plan is amended to read as follows:

     "2.6  Capital Accumulation Plan Assets

          "(a) Upon the transfer of an Employee eligible to participate in the Plan from a Subsidiary or Affiliate, any assets maintained under a capital accumulation plan of such Subsidiary or Affiliate on behalf of such Employee will be transferred to the Plan in the same investment alternative under which held as of the transfer date, and such transferred assets will be subject to the investment provisions under Paragraph 6.4, except as provided herein:

               (i) Any assets transferred on behalf of a Member which have been invested in common stock of a Subsidiary or Affiliate will remain so invested, with future dividends being reinvested in such stock under the Member's Account, absent the Member's direction to reinvest such assets pursuant to Paragraph 6.4 of the Plan; provided, however, that any assets converted from the common stock of a Subsidiary or Affiliate to another investment alternative under the Plan may not be reinvested in common stock of a Subsidiary or Affiliate.

               (ii) Vastar Resources, Inc. common stock attributable to Company contributions shall be invested in accordance with Paragraph 6.3 of the Plan.

               (iii) Common stock of a Subsidiary or Affiliate held by the Plan shall be subject to the sale and voting provisions of
                     Section 6."

4. A new Subparagraph (c) is added to Paragraph 6.2 of the Plan to read as follows:

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     "(c)  In order to convert any Atlantic Richfield common stock into BPA
           American Depositary Receipts ("ADRs"), effective as of dates determined in writing by the Senior Vice President, Human Resources, Atlantic Richfield Company, trading in Atlantic Richfield common stock or BPA ADRs will not be allowed by the Plan. Shares of Atlantic Richfield common stock may not be converted into any shares that are not traded on the New York Stock Exchange."

5.  A new Paragraph 6.14 is added to the Plan to read as follows:

     "6.14 Conversion of Atlantic Richfield Company Common Stock

           Effective with the merger of Atlantic Richfield Company and a subsidiary of BPA, all shares and partial shares of Atlantic Richfield Company common stock shall be converted to BPA ADRs."

6.   Paragraph 9.3 of the Plan is amended to read as follows:

     "9.3  Loan Amount

          (a) The maximum loan shall be the lesser of one half of the Member's Account or $50,000 (reduced by the highest balance, at any specific time, of any outstanding loan or loans during the preceding 12 months from this Plan).

          (b) A loan must be in cash, in increments of $100 and in an amount not less than $1,000.

          (c) The maximum loan amount shall be reduced to the extent necessary to prevent each installment of the loan payment, including principal and interest, when added to installments under any outstanding loan under the Plan, from exceeding 25 percent of a Member's biweekly earnings.

          (d) The loan amount may not exceed the lesser of (i) the amount of the Member's Contributions, Elective Deferrals and Company Contributions under the Atlantic Richfield Savings Plans II and III made prior to July 1, 1988 (including assets which originated in the Atlantic Richfield Employee Stock Ownership Plan) and earnings thereon at the time the loan is made, or (ii) the amount of the security, as described hereafter, for the loan.

          (e) For purposes of this Paragraph 9.3, the value of Common Stock, or any other investment alternative will be determined on the Valuation Date immediately preceding the date the loan application is received by the Administrator under rules established by the Administrator."

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7.  Paragraph 10.1 is amended to read as follows:

     "10.1  Capital Accumulation Plan Administrator

            The Plan shall be administered by the Company acting through one or more of its executive officers."

8. All references in the Plan to the "Capital Accumulation Plan Administrative Committee" (or to "Committee" when referring to the Capital Accumulation Plan Administrative Committee) are amended to read "Administrator".


Executed effective as of April 18, 2000.

ATTEST:                                   VASTAR RESOURCES, INC.

/s/ A. Shawn Noonan                       By: /s/ Jeffrey M. Bender
_________________________________            ____________________________
A. Shawn Noonan                                   Jeffrey M. Bender
General Tax Officer                               Vice President
                                                  Human Resources


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